THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND ARE BEING ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT IN ACCORDANCE WITH REGULATION S THEREUNDER. THE HOLDER HEREOF AGREES FOR THE BENEFIT OF CHINA HEALTH RESOURCE, INC. (THE “COMPANY”) THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY TO THE COMPANY, IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S, OR IN ACCORDANCE WITH RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN EACH CASE IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS IN RELIANCE UPON RULE 144 A LEGAL OPINION SATISFACTORY TO THE COMPANY MUST FIRST BE PROVIDED.

FORM OF CONVERTIBLE PROMISSORY NOTE

$5,710,994.00	Suining City, Sichuan, China Issue Date: December 30, 2008

For value received, China Health Resource, Inc., a Delaware corporation (the “Borrower”), the principal place of business of which is located at 343 Sui Zhou Zhong Road, Suining City, Sichuan Province, People’s Republic of China (“PRC”) hereby promises to pay to the order of Mr. Lei Guo, a citizen of the PRC, whose business address is No. 188 Xishan Road, Chuanshan District, Suining City, Sichuan Province, PRC (the “Holder”), in his capacity as Trustee under that certain Property Trust Agreement, with Sichuan Yinfa Resource Development Co., Ltd., as Trustor, dated December 16, 2008, the principal sum of FIVE MILLION SEVEN HUNDRED TEN THOUSAND NINE HUNDRED NINETY-FOUR DOLLARS (US$5,710,994.00) (the “Principal Amount”), together with simple interest from December 30, 2008 at the fixed annual rate of one and one-half percent (1.50%) on the Principal Amount of this Note outstanding from time to time as long as the Note is not in default, and four percent (4%) per annum if not paid when due or while any Event of Default is continuing. Interest on this Note shall be computed on the basis of a year of 365 days for the actual number of days elapsed, shall be compounded annually and be payable at the Maturity Date (as defined below).

Except as otherwise provided herein, the Principal Amount due under this Note and all accrued but unpaid interest hereunder (collectively, the “Outstanding Amount”) shall be payable on December 30, 2010 (the “Maturity Date”), subject to the Mandatory Conversion (as defined below).

This Note is issued pursuant to that certain Contract of Lease of Property, between the Borrower and the Holder, dated December 19, 2008 (the “Lease Agreement”). In the event of any conflict or inconsistency between this Note and the Lease Agreement, the provisions of this Note shall control.

The Outstanding Amount will automatically be converted (a “Mandatory Conversion”) in four (4) tranches into Class A Common Stock of the Borrower on the following dates at the closing bid price per share for the Class A Common Stock as quoted on the OTC Bulletin Board or, if the Class A Common Stock is listed on a national securities exchange, at the closing price per share, in each case determined five (5) days prior to the conversion date:

(1)       On March 30, 2009, outstanding principal in the amount of US$2,000,000, plus accrued and unpaid interest to the date of conversion;

(2)       On December 30, 2009, outstanding principal in the amount of US$1,000,000, plus accrued and unpaid interest to the date of conversion;

(3)       On March 30, 2010, outstanding principal in the amount of US$1,000,000, plus accrued and unpaid interest to the date of conversion;

(4)       On December 30, 2010, the balance of the outstanding principal in the amount of US$1,710,994, plus accrued and unpaid interest to the date of conversion.

Notwithstanding anything herein to the contrary, this Note may be prepaid at any time without penalty, subject to the terms of the Lease Agreement. The Borrower shall provide the Holder a written notice of its intent to prepay this Note not less than fifteen (15) days prior to the date of prepayment.

The Outstanding Amount shall, at the option of the Holder, become due and payable without notice or demand, upon the happening of any one of the following specified events (each, an “Event of Default”):

(a) the Borrower shall fail to pay any amount hereunder on the Maturity Date;

(b) the Borrower shall fail to perform or observe any other material term, covenant or agreement contained herein or in the Lease Agreement on its part to be performed or observed and any such failure remains unremedied for fifteen (15) days after written notice thereof shall have been given to the Borrower by the Holder; or

(c) the Borrower shall (i) admit in writing its inability to pay its debts generally as they become due; (ii) commence a voluntary case under Title 11 of the United States Code as from time to time in effect; (iii) file an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seek, consent to or acquiesce in the relief therein provided, or fail to controvert timely the material allegations of any such petition; (iv) have an order for relief entered against the Borrower in any involuntary case commenced under said Title 11; (v) seek relief as a debtor under any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief; (vi) have an order entered against the Borrower by a court of competent jurisdiction (A) finding it to be bankrupt or insolvent, (B) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (C) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property; or (vii) make an assignment for the benefit of its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

Upon the occurrence and during the continuation of an Event of Default, the Holder may declare the entire unpaid Outstanding Amount to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and upon such declaration, all amounts payable hereunder shall be immediately paid by the Borrower to the Holder (provided that in the case of an Event of Default under (c) above, the Note shall be accelerated without any action or notice on the part of the Holder), and the Holder may institute such actions or proceedings as the Holder shall deem necessary or desirable. The Borrower agrees upon demand to pay or reimburse the Holder for all liabilities, obligations and out-of-pocket expenses, including attorney’s fees and expenses, incurred in connection with the negotiation and execution of the Note and the enforcement or conversion thereof.

This Note shall be binding upon the Borrower and its successors and permitted assigns and shall inure to the benefit of the Holder and its successors and assigns. The Borrower may not assign or delegate any of its duties or obligations under this Note without the written consent of the Holder, which consent shall not be unreasonably withheld.

The terms and provisions of this Note may be modified or amended only by a written instrument duly executed by the Borrower and the Holder.

This Note shall be construed and enforced under and pursuant to the laws of the State of Delaware, without regard to its principles regarding conflicts of laws. The Borrower and the Holder each submit to the exclusive jurisdiction of the State and Federal courts in New Castle County, Delaware, and venue shall be had there for any matter arising in connection with this Note.

The failure on the part of the Holder to at any time enforce any of the provisions of this Note shall not be deemed or construed to be a waiver of any such provisions, nor in any way to affect the validity of this Note or any provision hereof or the right of the Holder to thereafter enforce each and every provision of this Note. No waiver of any breach of any of the provisions of this Note shall be effective unless set forth in a written instrument executed by the party against which enforcement of such waiver is sought; and no waiver of any such breach shall be construed or deemed to be a waiver of any other or subsequent breach. All rights and remedies of the Holder hereunder shall be cumulative.

Executed this ____ day of December 2008.

CHINA HEALTH RESOURCE, INC.

By:	__________________________
Name:
Title: